EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

                In connection with the Annual Report of The Bear Stearns Companies Inc. (the “Company”) on Form 10-K for the fiscal year ended November 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Samuel L. Molinaro Jr., Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 14, 2005 /s/ Samuel L. Molinaro Jr. Samuel L. Molinaro Jr. Executive Vice President, Chief Financial Officer
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